EXHIBIT 99.1


                 Computer Programs and Systems, Inc.
                Announces Second Quarter 2007 Results

    Company Declares Regular Quarterly Dividend of $0.36 Per Share


    MOBILE, Ala.--(BUSINESS WIRE)--July 19, 2007--Computer Programs and Systems, Inc. (NASDAQ:CPSI):

    Highlights:

    -- Signed contracts for system installation at six new client hospitals during second quarter;

    --  Cash flow from operations of $5.2 million; and

    --  Quarterly dividend of $0.36 per share.

    Computer Programs and Systems, Inc. (NASDAQ:CPSI), a leading provider of healthcare information solutions, today announced results for the second quarter and six months ended June 30, 2007.

    The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on August 24, 2007, to shareholders of record as of the close of business on August 3, 2007.

    Total revenues for the second quarter ended June 30, 2007, decreased 3.5% to $28.0 million, compared with total revenues of $29.0 million for the prior-year period. Net income for the quarter ended June 30, 2007, decreased 19.2% to $3.3 million, or $0.31 per diluted share, compared with $4.1 million, or $0.38 per diluted share, for the quarter ended June 30, 2006. Cash flow from operations for the second quarter of 2006 was $5.2 million, compared with $3.7 million for the prior-year period.

    Commenting on the results, Boyd Douglas, chief executive officer and president of CPSI, stated, "During the second quarter, our cash flow was a strong $5.2 million, the highest in the last six quarters, putting cash and investments to over $20 million for the first time since the second quarter of 2006. We signed six new contracts during the quarter, and we saw continued growth in outsourcing. While we are pleased with our new sales to existing customers, we continue to focus our efforts on increasing sales to new customers."

    Total revenues for the six months ended June 30, 2007, decreased 7.9% to $53.9 million, compared with total revenues of $58.5 million for the prior-year period. Net income for the six months ended June 30, 2007, decreased 28.3% to $5.9 million, or $0.55 per diluted share, compared with $8.2 million, or $0.76 per diluted share, for the six months ended June 30, 2006. Cash provided from operations for the first half of 2007 was $8.6 million, compared with $7.0 million for the same period last year.

    For the third quarter of 2007, the Company anticipates total revenues of $27.0 million to $28.5 million and net income of approximately $2.9 million to $3.1 million, or $0.27 to $0.29 per diluted share. CPSI's 12-month backlog as of June 30, 2007, was $90.7 million, consisting of $20.7 million in non-recurring system purchases and $70.0 million in recurring payments for support, outsourcing, ASP and ISP contracts.

    A listen-only simulcast and replay of CPSI's second quarter 2007 conference call will be available on-line at www.cpsinet.com and www.earnings.com on July 20, 2007, beginning at 9:00 a.m. Eastern
Time.

    About Computer Programs and Systems, Inc.

    CPSI is a leading provider of healthcare information solutions for community hospitals with over 600 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI's staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients' information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers, including changes in healthcare policy affecting Medicare reimbursement rates; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.




                 COMPUTER PROGRAMS AND SYSTEMS, INC.
             Unaudited Condensed Statements of Operations
                (in thousands, except per share data)

                                        Three Months     Six Months
                                            Ended           Ended
                                          June 30,        June 30,
                                       --------------- ---------------
                                        2007    2006    2007    2006
                                       ------- ------- ------- -------
Sales revenues:
  System sales                         $10,266 $13,212 $18,582 $27,731
  Support and maintenance               12,368  11,427  24,908  22,597
  Outsourcing                            5,329   4,346  10,419   8,194
                                       ------- ------- ------- -------
         Total sales revenues           27,963  28,985  53,909  58,522

Cost of sales:
  System sales                           7,766   8,521  14,945  17,277
  Support and maintenance                5,006   5,041  10,063   9,948
  Outsourcing                            3,295   2,459   6,353   4,683
                                       ------- ------- ------- -------
         Total cost of sales            16,067  16,021  31,361  31,908
                                       ------- ------- ------- -------
         Gross profit                   11,896  12,964  22,548  26,614

Operating expenses:
  Sales and marketing                    2,306   2,133   4,382   4,342
  General and administrative             4,765   4,410   9,657   9,392
                                       ------- ------- ------- -------
         Total operating expenses        7,071   6,543  14,039  13,734
                                       ------- ------- ------- -------

         Operating income                4,825   6,421   8,509  12,880
Interest income                            272     264     549     521
                                       ------- ------- ------- -------
         Income before taxes             5,097   6,685   9,058  13,401
Provision for income taxes               1,795   2,600   3,197   5,223
                                       ------- ------- ------- -------
         Net income                    $ 3,302 $ 4,085 $ 5,861 $ 8,178
                                       ======= ======= ======= =======

Basic earnings per share               $  0.31 $  0.38 $  0.55 $  0.77
                                       ======= ======= ======= =======
Diluted earnings per share             $  0.31 $  0.38 $  0.55 $  0.76
                                       ======= ======= ======= =======

Weighted average shares outstanding:
  Basic                                 10,683  10,637  10,673  10,633
  Diluted                               10,732  10,719  10,725  10,717





                 COMPUTER PROGRAMS AND SYSTEMS, INC.
                       Condensed Balance Sheets
                            (in thousands)

                                                June 30,    Dec. 31,
                                                  2007        2006
                                               ----------- -----------
                    ASSETS                     (Unaudited)
Current assets:
  Cash and cash equivalents                    $    9,657  $    8,760
  Investments                                      10,972      10,718
  Accounts receivable, net of allowance for
   doubtful accounts of $825 and $814,
   respectively                                    14,250      14,096
  Financing receivables, current portion            2,207       2,177
  Inventory                                         1,516       1,668
  Deferred tax assets                               1,370       1,406
  Prepaid expenses                                    295         320
  Prepaid income taxes                                 31         107
                                               ----------  ----------
         Total current assets                      40,298      39,252

Financing receivables, long-term                    2,433       2,397
Property and equipment                             14,553      13,897
Accumulated depreciation                           (8,688)     (7,642)
                                               ----------  ----------
         Total assets                          $   48,596  $   47,904
                                               ==========  ==========


     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $    1,203  $    1,204
  Deferred revenue                                  3,411       2,275
  Accrued vacation                                  2,149       2,053
  Other accrued liabilities                         2,889       3,158
                                               ----------  ----------
         Total current liabilities                  9,652       8,690

Deferred tax liabilities                              539         508

Stockholders' equity:
  Common stock, par value $0.001 per share,
   30,000 shares authorized, 10,798 and 10,756
   shares issued and outstanding                       11          11
  Additional paid-in capital                       24,003      22,427
  Accumulated other comprehensive income                -          (7)
  Retained earnings                                14,391      16,275
                                               ----------  ----------
         Total stockholders' equity                38,405      38,706
                                               ----------  ----------
         Total liabilities and stockholders'
          equity                               $   48,596  $   47,904
                                               ==========  ==========





                 COMPUTER PROGRAMS AND SYSTEMS, INC.
               Unaudited Other Supplemental Information
                            (In thousands)

The following table summarizes free cash
 flow for the Company:
--------------------------------------------

                                             Three Months  Six Months
                                                Ended        Ended
                                               June 30,     June 30,
                                                 2007         2007
                                             ------------ ------------
Net cash provided by operating activities    $      5,189 $      8,606
Purchases of property and equipment                   308          656
                                             ------------ ------------
Free cash flow                               $      4,881 $      7,950
                                             ============ ============



    Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.


    CONTACT: Computer Programs and Systems, Inc.
             M. Stephen Walker, 251-639-8100
             Vice President-Finance and Chief Financial Officer